Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements No. 001-12505, 333-105819, No. 333-107143, No. 333-136123, and No. 333-174349 on Forms S-8 and Registration Statement No. 333-221561 on Form S-3 of Core Molding Technologies Inc. of our report dated March 28, 2018 relating to the combined financial statements of Horizon Plastics International Inc. appearing in this Current Report on Form 8-K/A.

/s/ Crowe Soberman LLP
Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
March 30, 2018